Exhibit 99.1

WASTE CONNECTIONS COMMENTS ON RECYCLED COMMODITY
PRICES AND ANNOUNCES ADDITIONAL ACQUISITIONS

FOLSOM, CA, November 24, 2008 - Waste Connections, Inc. (NYSE: WCN) today commented on the recent weakness in recycled commodity prices.

“The precipitous drop in recycled commodity values over the past few weeks is unprecedented,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “Many of these commodities generated on the West Coast are shipped to Asia, where demand has dried up.  In certain of our markets, recycled commodities that had a strong value only a few weeks ago now have no buyers.  Until demand from Asia re-emerges, a commodity that historically has had a value could remain a cost.”

Primarily as a result of this change in the recycling market, Waste Connections now estimates its fourth quarter 2008 revenue to be between $264 million and $267 million based upon current market conditions and assuming no recovery in recycled commodity prices.  Operating income before depreciation and amortization expense in the quarter is estimated to be between 28.0% and 28.5% of revenue, depreciation and amortization expense is estimated to be approximately 9.5% of revenue, and operating income is estimated to be between 18.5% and 19% of revenue.  These margin estimates exclude the previously announced expected one-time, pre-tax charge of approximately $2 million related to transaction costs associated with the completed LeMay acquisition.

Waste Connections also announced today the acquisition of two companies within exclusive markets on the West Coast with combined annualized revenue of approximately $15 million.  In Washington, the company acquired Yakima Waste Systems, Inc., a provider of solid waste collection, recycling and transfer services in Yakima County under two exclusive G Certificates.  In Oregon, Waste Connections acquired the residential collection assets of Trashco Services, Inc., which are used to provide solid waste collection services under an exclusive residential franchise agreement contiguous with the company’s existing operations in Portland.

Waste Connections will be presenting at the following investor conferences:

December 3rd                                           FBR Capital Markets Fall Investor Conference (New York)
December 4th                                           JP Morgan SMid Cap Conference (New York)

The company will post the presentation slides it will use at these investor conferences on its web site.  The slides will be posted some time during the 24-hour period prior to the scheduled presentation time.  The slides may be accessed via the Investor Relations section of the company’s corporate website.

Operating income before depreciation and amortization is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a performance measure in the solid waste industry.  It should be used in conjunction with GAAP financial measures.  Management uses operating income before depreciation and amortization as a principal measure to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate this measure differently.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The company serves more than 1.5 million residential, commercial and industrial customers from a network of operations in 23 states.  The company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

Certain statements contained in this press release are forward-looking in nature, including statements regarding the demand and pricing of commodities and statements regarding our expected performance for the fourth quarter of 2008.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) downturns in the U.S. economy adversely affect operating results; (3) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (4) we may lose contracts through competitive bidding, early termination or governmental action; (5) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (6) increases in the price of fuel may adversely affect our business and reduce our operating margins; (7) increases in labor and disposal and related transportation costs could impact our financial results; (8) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (9) efforts by labor unions could divert management attention and adversely affect operating results; (10) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (11) our growth and future financial performance depend significantly on our ability to integrate acquired businesses into our organization and operations; (12) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (13) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (14) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (15) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (16) our accruals for our landfill site closure and post-closure costs may be inadequate; (17) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (18) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (19) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (20) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (21) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (22) our financial results are based upon estimates and assumptions that may differ from actual results; (23) the adoption of new accounting standards or interpretations could adversely affect our financial results; (24) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (25) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; and (26) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:
Waste Connections, Inc.
Worthing Jackman, (916) 608-8266
worthingj@wasteconnections.com